                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          PETCO ANIMAL SUPPLIES, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------

     (5)  Total fee paid:

          --------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------------------

     (3)  Filing Party:

          ------------------------------------------------------------------

     (4)  Date Filed:

          ------------------------------------------------------------------

                          PETCO ANIMAL SUPPLIES, INC.
                                9125 REHCO ROAD
                          SAN DIEGO, CALIFORNIA 92121

                          NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of
Petco Animal Supplies, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders of PETCO ANIMAL SUPPLIES, INC. (the "Company") will be held at the Company's corporate offices, 9125 Rehco Road, San Diego, California on June 26, 1996, at 10:00 a.m., for the following purposes:

     1. To elect one director for a three-year term to expire at the 1999 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as a director the following person:

                                ANDREW G. GALEF

     2. To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to increase the Company's authorized common stock from 20,000,000 shares to 100,000,000 shares.

     3. To consider and vote upon a proposal to amend the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of the Company (the "Company Plan") to increase the number of shares available for issuance under the Company Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 24, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Richard C. St. Peter, Secretary

San Diego, California
May   , 1996

                          PETCO ANIMAL SUPPLIES, INC.
                                9125 REHCO ROAD
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT

     The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 26, 1996, at the Company's corporate offices, 9125 Rehco Road, San Diego, California. This Proxy Statement was first mailed to stockholders on or
about May   , 1996.

     All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

     A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted for the election of the Board's nominee for director and for all other matters described in this Proxy Statement. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

     Stockholders of record at the close of business on May 24, 1996 will be
entitled to vote at the meeting. As of that date,           shares of common
stock, par value $.0001 per share ("Common Stock"), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum.

     A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the outstanding shares of Common Stock is required to amend the Company's Certificate. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for approval of all other matters presented at the meeting.

     The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of five members. The Company's Certificate provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, one nominee for director is to be elected as a Class II director. The nominee is Andrew G. Galef. The two Class I and two Class III directors have two years and one year, respectively, remaining on their terms of office. If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Galef or, in the event Mr. Galef is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. Mr. Galef is a member of the present Board of Directors.

INFORMATION REGARDING DIRECTORS

     Set forth below is certain information concerning the nominee to the Board of Directors, as well as those directors whose terms of office are continuing after the meeting.

                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

               NAME                                 AGE     PRESENT POSITION WITH THE COMPANY
               ----                                 ---     ---------------------------------
        Andrew G. Galef..........................     63                Director

     ANDREW G. GALEF has served as a Director since 1988, and served as Chairman from 1988 to January 1994. Mr. Galef is Chairman of The Spectrum Group, Inc. ("Spectrum") and has been a principal since its formation in 1978. Mr. Galef serves other Spectrum portfolio companies as Chairman and Chief Executive Officer of MagneTek, Inc. and as a Director of Warnaco, Inc. which he served as Chairman from April 1986 to August 1991. Mr. Galef served prior portfolio companies as Chairman of Coca-Cola Bottling Company of Cincinnati from 1982 to 1984; Chairman of Century Electric, Inc. from 1983 to 1986 and Chairman of GranTree Corporation from 1987 to 1992. Mr. Galef is a graduate of Harvard Business School and Amherst College.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                NAME                                AGE     PRESENT POSITION WITH THE COMPANY
                ----                                ---     ---------------------------------
        C. Hunter Boll............................  41                   Director
        Shahan D. Soghikian.......................  37                   Director

     C. HUNTER BOLL has served as a Director of the Company since July 1988. Mr. Boll is a Managing Director of Thomas H. Lee Company ("THL") and has been employed by THL since 1986. Mr. Boll is also a Vice President of Thomas H. Lee Advisors I and T.H. Lee Mezzanine II, the latter of which is the administrative general partner of Thomas H. Lee Advisors II, L.P., which are the investment advisors to ML-Lee Acquisition Fund, L.P., ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. (collectively, the "ML-Lee Partnerships"). Mr. Boll also serves as a Director of Big V Supermarkets, Inc., HomeSide, Inc., Stanley Furniture Company, Inc. and Select Beverages, Inc. Mr. Boll holds an MBA degree from Stanford University and a bachelor's degree from Middlebury College.

     SHAHAN D. SOGHIKIAN has served as a Director since July 1993. Mr. Soghikian is a General Partner of Chase Capital Partners, the general partner of Chase Venture Capital Associates, L.P. ("Chase" -- formerly Chemical Venture Capital Associates, a California limited partnership) and has been employed by Chase Capital Partners since 1990. Prior to 1990, he was a member of the mergers and acquisitions department of Prudential Securities, Inc. Mr. Soghikian also serves as a Director of Drilltec Patents & Technologies Company, Inc., American Floral Services, Inc., Lacto Iberica, Colep Holdings, United Texon PLC and the Advisory Board of Barings Communications Equity Ltd. Mr. Soghikian holds an MBA degree from UCLA and a bachelor's degree from Pitzer College.

                              TERM EXPIRING AT THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS

           NAME                        AGE            PRESENT POSITION WITH THE COMPANY
           ----                        ---            ---------------------------------
    Brian K. Devine.................     54    Chairman, President and Chief Executive Officer
    Peter M. Starrett...............     48    Director

     BRIAN K. DEVINE, Chairman, President and Chief Executive Officer of the Company, has been with the Company since August 1990 and has served as Chairman since January 1994. Prior to joining the Company, Mr. Devine was President of Krause's Sofa Factory, a furniture retailer and manufacturer, from 1988 to 1989. From 1970 until 1988, Mr. Devine was employed by Toys "R" Us, a retailer of children's toys, in various positions, including Senior Vice President, Director of Stores; and Senior Vice President, Growth, Development and Operations. Mr. Devine graduated from Georgetown University with a degree in economics.

     PETER M. STARRETT has served as a Director since March 1994. Mr. Starrett is President of Warner Bros. Studio Stores Worldwide and has been employed by Warner Bros. since 1990. Before joining Warner Bros., Mr. Starrett was President and Chief Executive Officer of Plymouth Lamston Stores Corporation from 1988 to 1990. Prior to that, he served as Chairman, Chief Executive Officer of the Specialty Store Division of Federated Department Stores from 1986 to 1988. Mr. Starrett has served in various executive positions which include Senior Vice President, General Merchandise Manager of Filene's Division of Federated Department Stores from 1983 to 1986; and Vice President, General Merchandise Manager of the May Company from 1975 to 1983. Mr. Starrett is a graduate of Harvard Business School and the University of Denver.

CERTAIN COMMITTEES OF THE BOARD; MEETINGS

     The Board of Directors held four meetings during the fiscal year ended February 3, 1996. In that year, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served.

     The Company has an Audit Committee currently consisting of Messrs. Boll, Galef and Starrett. The Audit Committee held one meeting in fiscal 1995. The Audit Committee's responsibilities include, among other things, reviewing the Company's selection of independent certified public accountants and meeting with the accountants regarding their management letters and the annual audit.

     The Company has a Stock Option and Compensation Committee currently consisting of Messrs. Boll, Galef and Soghikian. The Stock Option and Compensation Committee held one meeting in fiscal 1995. The responsibilities of the Stock Option and Compensation Committee include, among other things, reviewing, approving and reporting to the Board the Company's compensation policies with respect to its executive officers, reviewing the Company's overall compensation policy and making recommendations with respect thereto, and administering the Company Plan.

     The Company has a Directors Stock Option and Compensation Committee currently consisting of Messrs. Boll and Soghikian. The Directors Stock Option and Compensation Committee held one meeting in fiscal 1995. The responsibilities of the Directors Stock Option and Compensation Committee include, among other things, reviewing the Company's compensation policies with respect to its directors and making recommendations with respect thereto, and administering the Directors Plan (as hereinafter defined).

     The Company has a Nominating Committee currently consisting of Messrs. Devine, Galef and Starrett. The Nominating Committee held no meetings in fiscal 1995. The responsibilities of the Nominating Committee include, among other things, recommending to the Board of Directors nominees for election as directors. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data, qualifications and written consent to serve as a director.

COMPENSATION OF DIRECTORS

     Directors of the Company are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Outside directors are paid an annual fee of $6,000 and attendance fees of $2,500 per meeting ($750 for telephonic meetings) and $750 per separately scheduled committee meeting (including telephonic meetings), of which 50% may be paid in the form of Common Stock, and receive an initial grant of options to purchase 4,500 shares of Common Stock and an annual grant of options to purchase 1,500 shares of Common Stock under the Directors Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR the nominee listed above. Proxies solicited by the Company will be so voted unless stockholders specify otherwise on their proxy cards.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the shares of Common Stock as of May 10, 1996 by (i) each of the Company's executive officers and directors, (ii) the Company's executive officers and directors as a group and (iii) all other stockholders known by the Company to beneficially own more than five percent of the Common Stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Petco Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121.

                                                        AMOUNT AND NATURE               PERCENT
                 NAME                               OF BENEFICIAL OWNERSHIP(1)     BENEFICIALLY OWNED
                 ----                               --------------------------     ------------------
    Janus Capital Corporation(2)..................           1,993,575                    13.0%
    FMR Corp.(3)..................................           1,020,600                     6.7
    Brian K. Devine...............................             240,520                     1.6
    Andrew G. Galef(4)............................             134,152                     0.9
    William M. Woodard............................              47,295                     0.3
    Larry D. Asselin..............................              37,365                     0.2
    Richard C. St. Peter..........................              28,577                     0.2
    Peter M. Starrett.............................               7,500                     0.1
    C. Hunter Boll................................                  --                      --
    Shahan D. Soghikian...........................                  --                      --
    All directors and executive officers as a
      group (8 persons) ..........................             495,409                     3.2

- - ---------------

(1) Includes the following shares which are issuable upon the exercise of outstanding stock options which are exercisable within 60 days ("Option Shares"): Mr. Devine -- 209,325 Option Shares; Mr. Galef -- 4,500 Option Shares; Mr. Woodard -- 44,865 Option Shares; Mr. Asselin -- 35,865 Option Shares; Mr. St. Peter -- 28,577 Option Shares; and Mr. Starrett -- 6,000 Option Shares.

(2) The address for Janus Capital Corporation is 100 Fillmore Street, Suite 300, Denver, Colorado 80206. The information is as of December 31, 1995 and is determined through Schedule 13G filings.

(3) The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The information is as of December 31, 1995 and is determined through
    Schedule 13G filings.

(4) Includes (i) 22,618 shares of Common Stock held by Andrew G. Galef Living Trust, (ii) 6,456 shares of Common Stock held by Bronya Galef, Mr. Galef's wife, and (iii) 3,009 shares of Common Stock held in trust for Ms. Galef's children. Mr. Galef disclaims beneficial ownership of such shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The information set forth below is submitted with respect to each of the Company's executive officers.

         NAME           AGE              PRESENT POSITION WITH THE COMPANY
- - ----------------------  ---     ---------------------------------------------------
Brian K. Devine.......  54      Chairman, President and Chief Executive Officer
Richard C. St.                  Executive Vice President -- Administration and
  Peter...............  47      Chief Financial Officer
Larry D. Asselin......  48      Senior Vice President -- Merchandising and
                                Distribution
William M. Woodard....  47      Senior Vice President -- Store Operations

     BRIAN K. DEVINE, Chairman, President and Chief Executive Officer of the Company, has been with the Company since August 1990 and has served as Chairman since January 1994. For a more detailed discussion of Mr. Devine's business experience, see "-- Information Regarding Directors."

     RICHARD C. ST. PETER, Executive Vice President, Administration and Chief Financial Officer, joined the Company in September 1990. From 1986 to 1990, Mr. St. Peter was Vice President and Chief Financial Officer at Stor, a furniture retailer. From 1982 to 1986, Mr. St. Peter held various positions at W.R. Grace's Home Centers, which operated 90 retail stores, most recently as Vice President and Chief Financial Officer. From 1980 to 1982, Mr. St. Peter was Controller at Smart & Final, a 120-store grocery retailer. From 1971 to 1980, Mr. St. Peter was employed by Alpha Beta, a grocery retailer and a division of American Stores, where he held a number of positions including Controller. Mr. St. Peter received a bachelor's degree from California State University at Long Beach and an MBA from the University of Southern California.

     LARRY D. ASSELIN, Senior Vice President, Merchandising and Distribution, joined the Company in April 1991. Prior to that time, beginning in 1987, Mr. Asselin was Vice President and General Merchandising Manager at Oshman's, a sporting goods retailer. From 1969 to 1987, Mr. Asselin was in various positions including Division Merchandising Manager at Foley's Department Stores, a division of Federated Department Stores. Mr. Asselin received a marketing degree from the University of Arkansas.

     WILLIAM M. WOODARD, Senior Vice President, Store Operations, joined the Company in January 1991. From 1987 to 1990, Mr. Woodard was Vice President, Director of Marketing at J.M. Jones, Inc., a wholesale division of SuperValu Stores, Inc. From 1970 to 1987, Mr. Woodard was employed by Safeway Stores, Inc., a grocery retailer, in a number of positions including Retail Operations Manager and Marketing Operations Manager. Mr. Woodard holds an administrative management degree from North Texas State University and an MBA in marketing from the University of Southern California.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid by the Company to or on behalf of the Company's Chief Executive Officer and each of the Company's other three executive officers in fiscal 1995, fiscal 1994 and fiscal 1993. Unless otherwise indicated, all references in this Proxy Statement to a fiscal year refer to the fiscal year ending on the Saturday closest to January 31 of the following year. For example, references to fiscal 1995 refer to the fiscal year beginning on January 29, 1995 and ending on February 3, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                           -------------
                                                       FISCAL YEAR COMPENSATION              NUMBER OF
                                                ---------------------------------------     SECURITIES
              NAME AND                FISCAL                             OTHER ANNUAL       UNDERLYING
       PRINCIPAL POSITION(S)           YEAR      SALARY      BONUS      COMPENSATION(1)       OPTIONS
- - ------------------------------------  ------    --------    --------    ---------------    -------------
Brian K. Devine.....................   1995     $288,500    $250,000          --               45,000
  Chairman, President                  1994      250,000     248,714          --              271,575
  and CEO                              1993      250,000     236,000          --                   --
Richard C. St. Peter................   1995      177,500     107,250          --               18,000
  Executive Vice President --          1994      154,500      76,853          --               54,315
  Administration and CFO               1993      153,000      73,000          --                   --
Larry D. Asselin....................   1995      158,750      77,250          --                9,000
  Senior Vice President --             1994      154,500      76,853          --               54,315
  Merchandising and Distribution       1993      153,000      73,000          --                   --
William M. Woodard..................   1995      158,750      77,250          --                9,000
  Senior Vice President --             1994      154,500      76,853          --               54,315
  Store Operations                     1993      153,000      73,000          --                   --

- - ---------------

(1) Other Annual Compensation consists of the annual lease value of company-owned automobiles. The aggregate amount of such lease value does not exceed the lesser of $50,000 or 10% of the total annual salary for the named executive officer.

     The following table sets forth certain summary information concerning individual grants of stock options made during the last completed fiscal year to each of the Company's executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZABLE
                             ------------------------------------------        VALUE AT ASSUMED ANNUAL
                              NUMBER OF     % OF TOTAL                           RATES OF STOCK PRICE
                             SECURITIES       OPTIONS                      APPRECIATION FOR OPTION TERM(2)
                             UNDERLYING     GRANTED TO     EXERCISE OR    ----------------------------------
                               OPTIONS     EMPLOYEES IN     BASE PRICE    EXPIRATION
           NAME                GRANTED      FISCAL 1995    PER SHARE(2)     DATE         5%          10%
- - ---------------------------  -----------   -------------   ------------   --------   ----------   ----------
Brian K. Devine............     45,000          28.9%         $12.33      02/28/05   $  348,942   $  884,288
Richard C. St. Peter.......     18,000          11.6           12.33      02/28/05      139,577      353,715
Larry D. Asselin...........      9,000           5.8           12.33      02/28/05       69,788      176,858
William M. Woodard.........      9,000           5.8           12.33      02/28/05       69,788      176,858

- - ---------------

(1) These options become exercisable in February 1998. See "Aggregated Fiscal Year-End Option Values" table below. For a discussion of the material terms of the plan pursuant to which these options were granted, see "Proposal 3:
    Amendment of the Company Plan."

(2) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table sets forth at February 3, 1996 the number of options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table. None of such executive officers exercised any options during fiscal 1995.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                      OPTIONS AT YEAR-END          OPTIONS AT YEAR-END(1)
                                                  ---------------------------   ----------------------------
                                                  EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                                                  -----------   -------------   ------------   -------------
Brian K. Devine.................................    177,075        139,500       $ 1,889,390    $ 1,398,465
Richard C. St. Peter............................     35,415         36,900           377,878        357,723
Larry D. Asselin................................     35,415         27,900           377,878        279,693
William M. Woodard..............................     35,415         27,900           377,878        279,693

- - ---------------

(1) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at February 3, 1996.

EMPLOYMENT AGREEMENT

     The Company has entered into a new employment agreement (the "Employment Agreement") with Brian K. Devine, Chairman, President and Chief Executive Officer. The Employment Agreement provides for an indefinite term at a salary of not less than $400,000 per year plus a bonus determined by the Board of Directors. The Employment Agreement may be terminated, among other reasons, by Mr. Devine upon 90 days' notice. Pursuant to the Employment Agreement, if Mr. Devine is terminated by the Company other than for cause he will be entitled to severance pay for one year. The Employment Agreement also permits Mr. Devine to receive 2.99 times his average compensation for the preceding five years in the event he is terminated within one year following a change in control of the Company which is not approved by the Board of Directors, and 2.00 times his average compensation for the preceding five years in the event he is terminated within one year following a Board approved change in control. Beginning in fiscal 1996, Mr. Devine is entitled to receive annually options to purchase shares of Common Stock in an amount to be determined by the Stock Option and Compensation Committee of the Board of Directors, which options shall vest as determined by such Committee and shall be exercisable at the fair market value of the Common Stock at the date of grant.

COMPENSATION PLANS

     401(k) Plan. The Company has established a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of the Company's eligible full-time employees. The Company adopted the 401(k) Plan effective January 1992. Pursuant to the 401(k) Plan, participants may elect to contribute, through salary reductions, up to 15% of their annual compensation. Effective January 1, 1996 the Company adopted a matching provision for 25% of the first 4% of compensation that is contributed by all participating employees. Previously, there was no matching provision. The 401(k) Plan is designed to qualify under
Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), so that contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in any of six investment options.

     Deferred Compensation Plan. The Company has established a non-qualified deferred compensation plan (the "Deferred Compensation Plan") for senior executives. The Deferred Compensation Plan, which was adopted in January 1995, allows employees to defer compensation up to certain specified levels. The Company does not currently provide matching contributions, but may do so in the future.

     Stock Option Plan. In February 1994, the Company's stockholders approved the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of Petco Animal Supplies, Inc. (the "Company

Plan"). For a discussion of the material terms of the Company Plan, see "Proposal 3: Amendment of the Company Plan."

     Directors' Stock Option Plan. In February 1994, the Company's stockholders approved the Petco Animal Supplies, Inc. Directors' 1994 Stock Option Plan (the "Directors Plan"). The Directors Plan is administered by the Directors Stock Option and Compensation Committee and provides for the granting of stock options with respect to up to 50,236 shares of Common Stock to directors of the Company who: (i) are not at the time they receive options under the Directors Plan, employees of the Company or any of its subsidiaries and (ii) have not served as directors of the Company on or before the date that the Directors Plan became effective. In June 1995, the Company's stockholders approved an amendment to the Directors Plan to increase the number of shares available for issuance under the plan for each of the next five fiscal years by 0.1% of the number of shares of Common Stock issued and outstanding as of the end of the immediately preceding fiscal year and to make Mr. Galef eligible to participate under the plan. The Directors Plan is a "formula" plan which provides that each participating director will be entitled to receive options to purchase 4,500 shares of Common Stock on the date on which such director is first elected as a director of the Company and options to purchase 1,500 shares of Common Stock on each anniversary of the Company's initial public offering on which such director continues to serve as a director of the Company. Such options will be exercisable on the date of grant and the exercise price of such options will be the fair market value of the Common Stock on the date of grant. Pursuant to the Directors Plan, Mr. Starrett received options to purchase 4,500 shares of Common Stock at an exercise price of $10.33 per share in 1994, options to purchase 1,500 shares of Common Stock at an exercise price of $12.33 per share in 1995 and options to purchase 1,500 shares of Common Stock at an exercise price of $23.17 per share in March 1996. Mr. Galef received options to purchase 4,500 shares of Common Stock at an exercise price of $12.33 in 1995 and options to purchase 1,500 shares of Common Stock at an exercise price of $23.17 per share in March 1996.

     Group Benefit Plan. In July 1991, the Company established the Group Benefit Plan of Petco Animal Supplies, Inc. (the "Group Benefit Plan") which provides certain medical and vacation benefits for employees of the Company. Pursuant to the terms of the Group Benefit Plan, the Company contributes funds to a trust fund administered by the trustee under the Group Benefit Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1995, the Stock Option and Compensation Committee of the Company's Board of Directors was comprised of Messrs. Boll, Galef and Soghikian and the Directors Stock Option and Compensation Committee was comprised of Messrs. Boll and Soghikian. Mr. Boll, individually, and Messrs. Boll and Soghikian, through their respective positions as managing director of THL (an affiliate of which acts as a general partner of the ML-Lee Partnerships) and general partner of Chase Capital Partners (the general partner of Chase), had an interest in the amendment of the Stockholders Agreement (as hereinafter defined). See "Certain Transactions."

REPORT ON EXECUTIVE COMPENSATION

     The Stock Option and Compensation Committee (the "Committee") is responsible for administering the Company's compensation policies and practices and approves all elements of compensation for executive officers. The Committee reports regularly to the Board of Directors on its activities.

  Compensation Philosophy and Practices

     The Company's executive compensation program is based on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. To support this philosophy, the following principles provide a framework for the compensation program:

     -- offer compensation opportunities that attract the best talent to the Company; motivate individuals to perform at their highest levels; reward outstanding achievement; and retain the leadership and skills necessary for building long-term stockholder value;

     -- maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company, as well as to the creation of stockholder value; and

     -- encourage executives to manage from the perspective of owners with an equity stake in the Company.

     The Company's compensation program for executive officers is designed to provide a total compensation level (including both annual and long-term incentives) that is competitive with survey companies. For executive officers recently recruited by the Company, annual compensation rates and long-term incentive awards reflect amounts necessary to attract them to the Company. The compensation program is benchmarked by using surveys of companies in the retail industry with similar revenues and/or prospects. These companies, which are representative of the firms the Company competes with for executive talent and have jobs similar to those at the Company in magnitude, complexity and scope of responsibility, form the basis for the survey group used by the Committee.

  Components of Executive Compensation

     The compensation program for executive officers consists of the following components:

     ANNUAL CASH COMPENSATION includes base salary and an annual cash incentive (bonus). Salaries are established by the Committee based on an executive's job responsibilities, level of experience, individual performance and contribution to the business, and information obtained from surveys. The annual incentive component of pay is at risk and tied to specific performance measures. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Actual incentive awards for 1995 were based primarily on performance measured against annual financial targets approved by the Committee early in the year. These targets were pretax earnings and cash flow with most of the weighting on earnings, thus establishing a direct link between executive pay and Company profitability. An executive's bonus may be above or below his or her target incentive opportunity, depending on the level of overall performance. In 1995, the Company's financial performance met the objectives set by the Committee, resulting in target incentive payouts to the executive officers named in the Summary Compensation Table.

     LONG-TERM INCENTIVES include awards of stock options, stock appreciation rights and restricted stock. The objective for these awards is to align closely executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, represent a significant portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual's potential to make significant contributions to the Company, and award levels at companies in the survey group. Long-term incentives granted in prior years are also taken into consideration.

     For fiscal 1995, the Committee determined that the only form of long-term incentive awards would be stock options. Stock appreciation rights and restricted stock were not granted in fiscal 1995.

  Compensation for the Chairman and Chief Executive Officer

     For fiscal 1995, Mr. Devine's base salary, as well as his annual cash incentive opportunity and stock option awards, were governed by his employment agreement. Based on achievement of the Company's financial targets (referred to under the section above entitled "Annual Cash Compensation"), and the Committee's assessment of Mr. Devine's contributions to the business, the Committee approved an annual incentive payment to him of $250,000. In addition, pursuant to Mr. Devine's employment agreement, the Committee approved a stock option grant for Mr. Devine covering 45,000 shares of Common Stock at an exercise price of $12.33 per share, which was the fair market value of the Common Stock on the date of grant. In approving this grant, the Committee considered several factors, including the size and complexity of the Company, the leadership challenge facing the Chairman and improved business results for the Company.

     For a discussion of the material terms of Mr. Devine's employment agreement, see "-- Executive Compensation and Other Information -- Employment Agreement."

  Deductibility of Compensation in Excess of $1 Million Per Year

     Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 1995 and 1996, the Company does not anticipate that there will be nondeductible compensation for the four Company positions in question. The Committee plans to continue to review this matter for 1996 and future years in order to determine the extent of possible modification to the Company's compensation arrangements.

                                          Stock Option and Compensation
                                          Committee

                                          C. Hunter Boll
                                          Andrew G. Galef
                                          Shahan D. Soghikian

                               PERFORMANCE GRAPH

     The following graph shows the value of an investment of $100 in cash on March 17, 1994 in (i) the Company's Common Stock, (ii) The Nasdaq Stock Market (U.S. Companies) and (iii) Nasdaq Retail Trade Stocks. All values reflect cumulative total return and assume reinvestment of the full amount of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                          PETCO ANIMAL SUPPLIES, INC.

                                                  THE NASDAQ
                                 PETCO ANIMAL    STOCK MARKET     NASDAQ RE-
      MEASUREMENT PERIOD           SUPPLIES,         (U.S.        TAIL TRADE
    (FISCAL YEAR COVERED)            INC.         COMPANIES)        STOCKS
03/17/94                                100.00          100.00          100.00
07/01/94                                77.165          88.195          88.870
11/03/94                               111.811          96.639          98.603
03/03/95                               114.961         100.506          90.554
07/03/95                               143.307         117.736         100.354
11/03/95                               170.079         134.958         109.741
02/02/96                               203.150         135.508         100.779

                              CERTAIN TRANSACTIONS

     On April 19, 1991, upon completion of the Company's restructuring, the Company and certain of its largest stockholders, including the ML-Lee Partnerships, Chase, Tom E. Dixson and Spectrum and their affiliates, entered into a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement provided certain tag-along rights permitting the parties thereto to sell their shares (the "Shares") of Common Stock and preferred stock on the same terms and conditions as the ML-Lee Partnerships, Chase and Spectrum if they should desire to sell such Shares. The Stockholders Agreement also granted certain participation rights, which expired upon closing of the Company's initial public offering, and provided for certain registration rights. The Stockholders Agreement also provided for the corporate governance of the Company and required various consents and procedures regarding certain extraordinary transactions. The parties to the Stockholders Agreement subsequently agreed to supersede the Stockholders Agreement with a new agreement which provides that all rights and obligations under the Stockholders Agreement have no force or effect other than rights to three demand registrations and certain unlimited piggyback registration rights.

                                  PROPOSAL 2:

                     AMENDMENT OF THE COMPANY'S CERTIFICATE

GENERAL

     The Company's Board of Directors has declared advisable an amendment to the Company's Certificate to increase the aggregate number of authorized shares of Common Stock from 20,000,000 to 100,000,000 (the "Amendment") and has directed that the Amendment be submitted to the Company's stockholders at the meeting.

     The Certificate presently authorizes the issuance of 20,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. The Amendment would increase the authorized number of shares of Common Stock to 100,000,000. No change is proposed in the number of authorized shares of preferred stock.

PROPOSED AMENDMENT

     If the Amendment is approved, the text of the first sentence of Article 4 of the Certificate would read in its entirety as follows:

        The total number of shares of stock which the Corporation shall have authority to issue shall be (i) one hundred million
        (100,000,000) shares of Common Stock with a par value of $.0001 per share, and two million (2,000,000) shares of Preferred Stock with a par value of $.0001 per share.

GENERAL EFFECT OF PROPOSED AMENDMENT AND REASONS FOR APPROVAL

     Of the Company's 20,000,000 authorized shares of Common Stock,        were
issued and outstanding as of May 24, 1996, leaving only a limited number of authorized but unissued shares available for issuance. The Board of Directors is concerned that there is not presently authorized a sufficient number of shares of Common Stock to give the Company the flexibility it requires to satisfy the present and future needs and growth of the Company. The Board considers it desirable that the Company have a reasonable amount of Common Stock available for issuance for possible stock offerings, stock dividends, stock splits, employee benefit plans, corporate mergers and acquisitions and other corporate purposes, although there are no present agreements, understandings or plans for the issuance of any of the additional shares that would be authorized by the Amendment. Having the additional shares available for issuance, without the expense and delay of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility.

     Adoption of the Amendment would enable the Board from time to time to issue additional shares of Common Stock for such purposes and such consideration as the Board may approve, without further approval of the Company's stockholders except as may be required by law or the rules of any national securities exchange on which the shares of Common Stock are then listed. As is true for shares presently authorized, Common Stock authorized by the Amendment could be issued in connection with defending the Company against a hostile takeover bid, and the issuance of shares authorized by the Amendment may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock.

     There are no preemptive rights with respect to the Common Stock. The additional authorized shares of Common Stock would have the identical powers, preferences and rights as the shares now authorized. Under Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with the Amendment. If the Amendment is approved by the Company's stockholders, it will become effective upon executing, acknowledging, filing and recording a Certificate of Amendment as required under Delaware law.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Certificate. The Board of Directors unanimously recommends that stockholders vote FOR approval of the amendment to the Certificate. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on their proxy cards.

                                  PROPOSAL 3:

                         AMENDMENT OF THE COMPANY PLAN

DESCRIPTION OF THE COMPANY PLAN

     General Nature and Purpose. In February 1994, the Company's stockholders approved the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of Petco Animal Supplies, Inc. (the "Company Plan"). The Company Plan was adopted (i) to further the growth, development and financial success of the Company by providing additional incentives to certain of its officers and other key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from the Company's growth, development and financial success and (ii) to enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Common Stock. The Company Plan authorizes the grant of stock options that qualify as "incentive stock options" under Section 422 of the Code (such qualified options being hereinafter referred to as "Incentive Stock Options"), the grant of stock options that do not so qualify ("Non-Qualified Options"), the grant of stock appreciation rights ("SARs") and the issuance of restricted stock ("Restricted Stock").

     The principal features of the Company Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Company Plan which is set forth as Exhibit A to this Proxy Statement.

     Administration. The Company Plan is administered by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors. In addition to administering the Company Plan, the Committee is also authorized to interpret the terms of the Company Plan, the options, the SARs and the Restricted Stock and to adopt such rules for the administration, interpretation and application of the Company Plan as are consistent therewith and to interpret, amend or revoke any such rules.

     Eligibility. The executive officers and key employees of the Company and its subsidiary corporation are eligible to receive options under the Company Plan. The Committee, acting in its absolute discretion, will determine which employees are key employees of the Company. No person is entitled to participate in the Company Plan as a matter of right. Only those executive officers and key employees who are selected from time to time to receive options by the Committee, acting in its absolute discretion, may participate in the Company Plan. No option shall be granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary.

     Grant of Options; Purchase Price of Optioned Shares. The Committee will from time to time, in its absolute discretion, determine the number of shares to be subject to options granted to selected officers and key employees, determine whether such options are to be Incentive Stock Options or Non-Qualified Options, and determine the terms and conditions of such options, consistent with the Company Plan. In consideration of the granting of an option under the Company Plan, the stock option agreements relating to such option may provide that the optionee shall agree to remain in the employment of the Company or its subsidiary for a period of at least one year after the option is granted. However, the Company is under no obligation to retain the optionee as an employee during such one-year period.

     The purchase price of shares covered by an option granted under the Company Plan must not be less than 100% of the fair market value of the Common Stock on the date such option is granted, except that in the case of an Incentive Stock Option granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, such purchase price shall not be less than 110% of the fair market value of the Common Stock on the date such option is granted.

     On May 10, 1996, the last reported sale price of the Common Stock as reported by The Nasdaq Stock Market's National Market was $28.00 per share.

     Terms and Exercise of Options. Options granted under the Company Plan may not be exercised more than ten years after the date of grant, although the Committee may grant options having shorter terms. No option may be exercised in whole or in part during the first six months after such option is granted, except as the Committee may otherwise provide with respect to employees who are not officers of the Company. Subject to these limitations, and other limitations which may be imposed by the Company Plan or applicable law, the Committee is authorized to determine the time or times and the conditions under which each option is exercisable. In addition, the Committee may accelerate the time at which any option may be exercised.

     Upon exercise of an option under the Company Plan, the stock purchased must be paid for in full, by one or more of the following methods: (i) in cash or by check; (ii) with the consent of the Committee and subject to certain limitations, in shares of Common Stock (including shares issuable to the optionee upon exercise of the option), valued at the fair market value of such shares; (iii) with the consent of the Committee and subject to certain limitations, by a full recourse promissory note bearing interest and payable upon such terms as may be prescribed by the Committee; or (iv) with the consent of the Committee, by any combination of methods (i), (ii) and (iii).

     Grant and Terms of SARs. The Committee may grant SARs having terms and conditions consistent with the Company Plan to any employee who receives or has received an option grant under the Company Plan. An SAR entitles the optionee to surrender unexercised to the Company a portion of the option to which the SAR relates in exchange for shares of Common Stock or cash (as determined by the Committee) in an amount determined by multiplying the lesser of (i) the difference obtained by subtracting the option exercise price per share of the Common Stock subject to the related option from the fair market value of a share of the Common Stock on the date of exercise of the SAR or (ii) two times the option exercise price per share of the Common Stock subject to the related option, by the number of shares of the Common Stock subject to the related option with respect to which the SAR has been exercised.

     SARs are not exercisable until six months after the date of grant (except in the case of death or disability of the optionee), and are exercisable only to the extent the related option is exercisable.

     Grant and Terms of Restricted Stock. The Committee is authorized to determine (i) which executive and key employees of the Company or its subsidiary should be issued Restricted Stock, (ii) the number of shares of Restricted Stock to be issued to such executive and key employees and (iii) the terms and conditions applicable to such Restricted Stock, consistent with the Company Plan. Restricted Stock issued under the Company Plan is subject to such restrictions as the Committee may provide in the terms of each individual restricted stock agreement; provided, however, that the Committee may remove any or all of such restrictions after issuance of the Restricted Stock, and that all such restrictions shall expire in any event within ten years of the date of grant.

     Amendment of the Plan. The Company Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Committee. However, without approval of the stockholders of the Company, the Company Plan may not be amended to (i) increase the maximum number of shares issuable upon exercise of options granted under the Company Plan, (ii) materially modify the requirements for eligibility under the Company Plan, (iii) reduce the minimum exercise price of options issuable under the Company Plan,
(iv) extend the maximum period during which options issuable under the Company Plan may be exercised or (v) amend or modify the Company Plan in any manner requiring stockholder approval under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the same may be hereafter amended.

     Grants in 1995 and 1996. Options to purchase 155,505 shares of Common Stock were granted in 1995, which vest over a three year period. Such options are exercisable at $12.33-18.33 per share. See "Option Grants in Last Fiscal Year" table above for a list of the options granted to each of the Company's executive officers. As a group, the executive officers received options to purchase 81,000 shares of Common Stock in 1995. All employees of the Company, including all current officers who are not executive officers, as a group received options to purchase 74,505 shares of Common Stock in 1995.

     In March 1996, options to purchase 324,930 shares of Common Stock at an exercise price of $23.17 per share were granted, which will vest in March 1999. Brian K. Devine, Chairman, President and Chief Executive Officer of the Company, received options to purchase 75,000 shares of Common Stock. Richard C. St. Peter, Executive Vice President, Administration and Chief Financial Officer, received options to purchase 37,500 shares of Common Stock. Larry D. Asselin, Senior Vice President, Merchandising and Distribution, and William M. Woodard, Senior Vice President, Store Operations, each received options to purchase 18,750 shares of Common Stock. As a group, the executive officers received options to purchase 150,000 shares of Common Stock. All employees, including all current officers who are not executive officers, as a group received options to purchase 174,930 shares of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     The tax consequences of the Company Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Company Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality.

     Non-Qualified Stock Options. For federal income tax purposes, the recipient of Non-Qualified Stock Options granted under the Company Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of Non-Qualified Stock Options, the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the Non-Qualified Stock Option.

     Incentive Stock Options. There is no taxable income to an employee when an Incentive Stock Option is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an Incentive Stock Option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An Incentive Stock Option exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     SARs. No taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

     Restricted Stock. An employee to whom Restricted Stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless an election is made under Section 83(b) of the Code. However, when restrictions on shares of Restricted Stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b) of the Code, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount.

PROPOSED AMENDMENT TO THE COMPANY PLAN

     In June 1995, the Company's stockholders approved an amendment to the Company Plan to increase the number of shares available for issuance under the plan for each of the next five fiscal years by 2.0% of the number of shares of Common Stock issued and outstanding as of the end of the immediately preceding fiscal year. The Board of Directors now recommends an amendment to the Company Plan to provide that, for each of the next five fiscal years, 3.0% of the number of shares of Common Stock issued and outstanding as of the end of the immediately preceding fiscal year would become available for issuance under the Company Plan. The proposed amendment would increase the number of shares available for issuance under the Company Plan (i) for each of the next four fiscal years by 1.0% of the number of shares of Common Stock issued and outstanding as of the end of the immediately preceding fiscal year, and (ii) for the following fiscal year by 3.0% of the number of shares of Common Stock issued and outstanding as of the end of the immediately preceding fiscal year.

     The Board of Directors believes that increasing the number of shares available for issuance under the Company Plan is necessary in order for the Committee to have sufficient flexibility to carry out its responsibilities to
(i) establish compensation programs that attract, motivate and retain executive and other key employees of the Company, (ii) make available additional shares for grants to employees of companies which may be acquired and (iii) administer such programs in a manner that benefits the long-term interests of the Company and its stockholders.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the amendment to the Company Plan. The Board of Directors unanimously recommends that stockholders vote FOR approval of the amendment to the Company Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on their proxy cards.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Company's financial statements for the year ended February 3, 1996 have been examined by KPMG Peat Marwick LLP. Representatives of KPMG Peat Marwick LLP are expected to be available at the meeting to respond to appropriate questions and to make a statement if they desire to do so. The Company will select independent accountants for the current year sometime after the meeting.

                            SECTION 16(a) REPORTING

     Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of the Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on its review of such forms received by it, or written representations from certain Reporting Persons that no such forms were required, the Company believes that all filing requirements applicable to its directors, executive officers and beneficial owners of 10% or more of the Common Stock were complied with during fiscal 1995.

                             STOCKHOLDER PROPOSALS

     Any proposal of a stockholder of the Company intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the
Secretary of the Company not later than January   , 1997 to be considered for
inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders is being mailed with the Proxy Statement to stockholders of record on May 24, 1996. Upon request, the Company will furnish the Annual Report to any stockholder.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Richard C. St. Peter, Secretary

San Diego, California
May   , 1996

                                                                       EXHIBIT A
                  1994 STOCK OPTION AND RESTRICTED STOCK PLAN
                        FOR EXECUTIVE AND KEY EMPLOYEES
                                       OF
                          PETCO ANIMAL SUPPLIES, INC.

     Petco Animal Supplies, Inc., a corporation organized under the laws of the State of Delaware, hereby adopts this Stock Option and Restricted Stock Plan for Executive and Key Employees of Petco Animal Supplies, Inc. The purposes of this Plan are as follows:

     (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its executive and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

     (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock under restricted stock and options, including options that are intended to qualify as "incentive stock options" under Section 422 of the Code.

                                   ARTICLE I

                                  DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1 -- Board

     "Board" shall mean the Board of Directors of the Company.

SECTION 1.2 -- Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 -- Committee

     "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 9.1.

SECTION 1.4 -- Company

     "Company" shall mean Petco Animal Supplies, Inc., a Delaware corporation. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

SECTION 1.5 -- Director

     "Director" shall mean a member of the Board.

SECTION 1.6 -- Employee

     "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a

Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

SECTION 1.7 -- Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.8 -- Incentive Stock Option

     "Incentive Stock Option" shall mean an Option which qualifies under Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

SECTION 1.9 -- Non-Qualified Option

     "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

SECTION 1.10 -- Officer

     "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.11 -- Option

     "Option" shall mean an option to purchase Common Stock of the Company, granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

SECTION 1.12 -- Optionee

     "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

SECTION 1.13 -- Parent Corporation

     "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.14 -- Plan

     "Plan" shall mean this 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of Petco Animal Supplies, Inc.

SECTION 1.15 -- Restricted Stock

     "Restricted Stock" shall mean shares of the Company's Common Stock issued pursuant to Article VII of the Plan.

SECTION 1.16 -- Restricted Stockholder

     "Restricted Stockholder" shall mean an Employee to whom Restricted Stock has been issued under the Plan.

SECTION 1.17 -- Rule 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.18 -- Secretary

     "Secretary" shall mean the Secretary of the Company.

SECTION 1.19 -- Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.20 -- Stock Appreciation Rights

     "Stock Appreciation Rights" shall mean a stock appreciation right granted under the Plan.

SECTION 1.21 -- Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.22 -- Termination of Employment

     "Termination of Employment" shall mean, as to an Optionee, the holder of a Stock Appreciation Right or a Restricted Stockholder, the time when the employee-employer relationship between the Employee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

SECTION 2.1 -- Shares Subject to Plan

     For each of the five fiscal years from and including the fiscal year ended February 1, 1997, a number of shares of the Company's Common Stock, par value $.0001 per share, equal to the amount of 3.0% of the total number of issued and outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year (the "3.0% Limit") shall become available for issuance under the Plan. In addition, (i) any shares of the Company's Common Stock remaining from the 847,500 shares initially reserved in January 1994 for issuance under the Plan but which have not been issued; (ii) any shares of Common Stock relating to awards granted at any time under the Plan which have expired or have been cancelled, including but not limited to shares of Common Stock covered by Options which have expired or which have been cancelled without having been exercised and shares of Restricted Stock forfeited to the Company;
(iii) any shares of Common Stock which are exchanged by an Optionee as full or partial payment to the Company in connection with the exercise of an Option awarded under the Plan; and (iv) any unused portion of the 3.0% Limit for any fiscal year, shall be added to the aggregate number of shares of Common Stock available for issuance in each fiscal year under the Plan. To the extent that a Stock Appreciation Right shall have been exercised for cash, the number of shares subject to the related Option, or portion thereof, may again be optioned hereunder. The number of shares of Common Stock which may be issued upon exercise of Options and Stock Appreciation Rights or as Restricted Stock granted to any single Employee shall not exceed 750,000. In no event, except as subject to adjustment as provided in Section 2.2, shall more than three million shares of Common Stock be cumulatively available for issuance pursuant to the exercise of Options awarded under the Plan which qualify as "incentive stock options" under the Code.

SECTION 2.2 -- Changes in Company's Shares

     In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted and in the number and kind of shares of Restricted Stock that may be issued, including adjustments of the limitations in Section
2.1 on the maximum number and kind of shares which may be issued on exercise of Options or as Restricted Stock.

                                  ARTICLE III

                              GRANTING OF OPTIONS

SECTION 3.1 -- Eligibility

     Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be granted Options, except as provided in Section 3.2. However, no option shall be granted to any Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Parent Corporation or any Subsidiary.

SECTION 3.2 -- Qualification of Incentive Stock Options

     No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.

SECTION 3.3 -- Granting of Options

     (a) The Committee shall from time to time, in its absolute discretion:

          (i) Determine which Employees are executive or other key Employees and select from among the executive or other key Employees (including those to whom Options and/or Stock Appreciation Rights have been previously granted and/or Restricted Stock has previously been issued under the Plan) such of them as in its opinion should be granted Options; and

          (ii) Determine the number of shares to be subject to such Options granted to such selected executive or other key Employees, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

          (iii) Determine the terms and conditions of such Options, consistent with the Plan.

     (b) Upon the selection of an executive or other key Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the issuance of Restricted Stock to an Employee that the

Employee surrender for cancellation some or all of the Restricted Stock that has been previously granted to him.

                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 -- Option Agreement

     Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

SECTION 4.2 -- Option Price

     (a) The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall be not less than 100% of the fair market value of such shares on the date such Option is granted; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation.

     (b) For purposes of the Plan, the fair market value of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the trading day previous to such date, then on the next preceding trading day during which a sale occurred; or
(ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith; provided, however, that the fair market value of the shares of the Company's Common Stock granted concurrent with the closing of the Company's initial public offering shall be deemed to be the initial public offering price of the shares of Common Stock sold in such initial public offering.

SECTION 4.3 -- Commencement of Exercisability

     (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first six months after such Option is granted.

     (b) Subject to the provisions of Sections 4.3(a), 4.3(c), and 10.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c), and 10.3, accelerate the time at which such Option or any portion thereof may be exercised.

     (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

     (d) To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such options shall be taxed as Non-Qualified Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 4.3(d), the fair market value of stock shall be determined as of the time that the option with respect to such stock is granted.

SECTION 4.4 -- Expiration of Options

     (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

          (i) The expiration of ten years from the date the Option was granted;
     or

          (ii) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

          (iii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

          (iv) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

          (v) The expiration of one year from the date of the Optionee's death.

     (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason.

SECTION 4.5 -- Consideration

     In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6 -- Adjustments in Outstanding Options

     In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7 -- Merger, Consolidation, Acquisition, Liquidation or Dissolution

     Notwithstanding the provisions of Section 4.6, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or any installment provisions of such Option.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

SECTION 5.1 -- Person Eligible to Exercise

     During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 -- Partial Exercise

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3 -- Manner of Exercise

     An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

     (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

     (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

          (ii) With the consent of the Committee, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) except with respect to Incentive Stock Options and subject to the timing requirements of Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

          (iii) With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          (iv) With the consent of the Committee, any combination of the consideration provided in the foregoing subsections (i), (ii) and (iii); and

     (c) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee,
(i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer or (ii) except with respect to Incentive Stock Options and subject to the timing requirements of Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued in accordance with
Section 4.2(b) at the date of Option exercise, may be used to make all or part of such payment;

     (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 -- Certain Timing Requirements

     Shares of the Company's Common Stock issuable to the Optionee upon exercise of a Non-Qualified Option may be used to satisfy the Non-Qualified Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Non-Qualified Option to pay all or part of the Non-Qualified Option price or the withholding taxes (subject to the approval of the Committee) made at least six months prior to the payment of such Non-Qualified Option price or withholding taxes.

SECTION 5.5 -- Conditions to Issuance of Stock Certificates

     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.6 -- Rights as Shareholders

     The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.7 -- Transfer Restrictions

     Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any Option by any Officer may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI

                           STOCK APPRECIATION RIGHTS

SECTION 6.1 -- Grant of Stock Appreciation Rights

     A Stock Appreciation Right may be granted to any Employee who receives a grant of an Option under the Plan. A Stock Appreciation Right may be granted in connection and simultaneously with the grant of an Option or with respect to a previously granted Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

     (a) A Stock Appreciation Right shall be related to a particular Option and shall be exercisable only to the extent the related Option is exercisable.

     (b) A Stock Appreciation Right shall be granted to the Optionee to the maximum extent of 100% of the number of shares subject to the simultaneously or previously granted Option.

     (c) A Stock Appreciation Right shall entitle the Optionee (or other person entitled to exercise the Option pursuant to Section 5.1) to surrender unexercised a portion of the Option to which the Stock Appreciation Right relates to the Company and to receive from the Company in exchange therefor an amount, payable in shares of the Company's Common Stock (valued pursuant to Section 4.2(b)), or, in the discretion of the Committee, in cash, determined by multiplying the lesser of (i) the difference obtained by subtracting the Option exercise price per share of the Company's Common Stock subject to the related Option from the fair market value (as determined under Section 4.2(b)) of a share of the Company's Common Stock on the date of exercise of the Stock Appreciation Right or (ii) two times the Option exercise price per share of the Company's Common Stock subject to the related Option, by the number of shares of the Company's Common Stock subject to the related Option with respect to which the Stock Appreciation Right shall have been exercised.

SECTION 6.2 -- Exercise of Stock Appreciation Rights

     (a) Except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, no Stock Appreciation Right shall be exercisable during the first six months after a Stock Appreciation Right is granted with respect to an outstanding Option.

     (b) A Stock Appreciation Right may be exercised for cash only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Employee to receive cash, in whole or in part, upon exercise of his Stock Appreciation Right (subject to the approval of the Committee) made at least six months prior to the exercise of the Stock Appreciation Right.

                                  ARTICLE VII

                          ISSUANCE OF RESTRICTED STOCK

SECTION 7.1 -- Eligibility

     Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary, shall be eligible to be issued Restricted Stock.

SECTION 7.2 -- Issuance of Restricted Stock

     (a) The Committee shall from time to time, in its absolute discretion:

          (i) Determine which Employees are executive or key Employees and select from among the executive or key Employees (including those to whom Options and/or Stock Appreciation Rights have been previously granted and/or Restricted Stock has been previously issued) such of them as in its opinion should be issued Restricted Stock; and

          (ii) Determine the number of shares of Restricted Stock to be issued to such selected executive or key Employees; and

          (iii) Determine the terms and conditions applicable to such Restricted Stock, consistent with the Plan.

     (b) Shares issued as Restricted Stock may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. Legal consideration, but no other cash payment, shall be required for each issuance of Restricted Stock.

     (c) Upon the selection of an executive or key Employee to be issued Restricted Stock, the Committee shall instruct the Secretary to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

                                  ARTICLE VIII

                           TERMS OF RESTRICTED STOCK

SECTION 8.1 -- Restricted Stock Agreement

     Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Restricted Stockholder and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

SECTION 8.2 -- Consideration

     As partial consideration for the issuance of the Restricted Stock, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period at least one year after the Restricted Stock is issued. Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer upon any Restricted Stockholder any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to terminate or discharge any Restricted Stockholder at any time for any reason whatsoever, with or without cause.

SECTION 8.3 -- Rights as Shareholders

     Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 8.7, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

SECTION 8.4 -- Restrictions

     All shares of Restricted Stock issued under this Plan (including any shares received by Restricted Stockholders as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such restrictions as the Committee shall provide in the terms of each individual Restricted Stock Agreement; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 10.3, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. All restrictions imposed pursuant to this Section 8.4 shall expire within ten years of the date of issuance. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

SECTION 8.5 -- Forfeiture of Restricted Stock

     The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Restricted Stock then subject to restrictions under the Restricted Stock Agreement be forfeited by the Restricted Stockholder back to the Company immediately upon a Termination of Employment for any reason; provided, however, that provision may be made that no such forfeiture shall occur in the event of a Termination of Employment because of the Employee's normal retirement, death, total disability or early retirement with the consent of the Board.

SECTION 8.6 -- Merger, Consolidation, Acquisition, Liquidation or Dissolution

     Upon the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation of the Company, the Committee may determine, at its sole discretion, that the restrictions imposed under the Restricted Stock Agreement upon some or all shares of Restricted Stock shall immediately expire and/or that some or all of such shares shall cease to be subject to forfeiture under Section 8.5.

SECTION 8.7 -- Escrow

     The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement expire or shall have been removed; provided, however, that in no event shall any Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him.

SECTION 8.8 -- Legend

     In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                                   ARTICLE IX

                                 ADMINISTRATION

SECTION 9.1 -- Stock Option Committee

     The Stock Option Committee shall consist of two or more Non-Employee Directors, appointed by and holding office at the pleasure of the Board, each of whom is both (a) a "disinterested person" as defined by Rule 16b-3 and (b) an "outside director" within the meaning of Section 162(m)(4)(C)(ii) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 9.2 -- Duties and Powers of Committee

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the terms of the Plan, the Options, the Stock Appreciation Rights and the Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

SECTION 9.3 -- Majority Rule

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 9.4 -- Compensation; Professional Assistance; Good Faith Actions

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, all Restricted Stockholders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options, the Stock Appreciation Rights or the Restricted Stock and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                   ARTICLE X

                                OTHER PROVISIONS

SECTION 10.1 -- Options, Stock Appreciation Rights and Restricted Stock Not Transferable

     No Option, Stock Appreciation Right, Restricted Stock or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee, the holder of the Stock Appreciation Right, the Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 10.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 10.2 -- Amendment, Suspension or Termination of the Plan

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's shareholders given within 12 months before or after the action by the Committee, no action of the Committee may increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options or Stock Appreciation Rights or as Restricted Stock, materially modify the eligibility requirements of Section 3.1, reduce the minimum Option price requirements of Section 4.2(a) or extend the limit imposed in this Section 8.2 on the period during which Options or Stock Appreciation Rights may be granted or Restricted Shares may be issued, or amend or modify the Plan in a manner requiring shareholder approval under Rule 16b-3. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option or Stock Appreciation Rights or the Restricted Stockholder, impair any rights or obligations under any Option or Stock Appreciation Rights theretofore granted or under any Restricted Stock theretofore issued, as the case may be. No Option or Stock Appreciation Rights may be granted and no Restricted Stock may be issued, during any period of suspension nor after termination of the Plan, and in no event may any Option or Stock Appreciation Rights be granted or may any Restricted Stock be issued, under this Plan after the first to occur of the following events:

     (a) The expiration of ten years from the date the Plan is adopted by the Board; or

     (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 10.3.

SECTION 10.3 -- Approval of Plan by Shareholders

     This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. Options and Stock Appreciation Rights may be granted and Restricted Stock may be issued prior to such shareholder approval; provided, however, that such Options and Stock Appreciation Rights shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options and Stock Appreciation Rights previously granted and all Restricted Stock previously issued under the Plan shall thereupon be cancelled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).

SECTION 10.4 -- Effect of Plan Upon Other Option and Compensation Plans

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options or stock appreciation rights or to issue restricted stock otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or stock appreciation rights or the issuance of restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 10.5 -- Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 10.6 -- Conformity to Securities Laws

     The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options and Stock Appreciation Rights shall be granted and may be exercised and Restricted Stock may be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, Options and Stock Appreciation Rights granted and Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

PROXY

                          PETCO ANIMAL SUPPLIES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 1996

        The undersigned stockholder(s) of PETCO ANIMAL SUPPLIES, INC. (the "Company") hereby constitutes and appoints Brian K. Devine and Richard C. St. Peter, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 26, 1996, and at any adjournment or postponement thereof, according to the number of shares of common stock of the Company which the undersigned may be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows:

                          (Continued on reverse side)


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                              FOLD AND DETACH HERE

 THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

                                                          Please mark
                                                         your vote as  -----
                                                         indicated in    X
                                                         this example. -----



                                                               WITHHOLD
                                           FOR                AUTHORITY
                                       the nominee         to vote for the
                                       listed below      nominee listed below

1.  ELECTION OF DIRECTORS:

    Nominee:  Andrew G. Galef              ------                ------

    THIS PROXY WILL BE VOTED FOR THE ELECTION
    AS A DIRECTOR OF THE NOMINEE LISTED
    ABOVE, UNLESS THE CONTRARY IS INDICATED
    IN THE APPROPRIATE PLACE.

                                                FOR       AGAINST     ABSTAIN
2.  AMENDMENT OF THE COMPANY'S AMENDED AND
    RESTATED CERTIFICATE OF INCORPORATION
    (THE "CERTIFICATE") TO INCREASE THE
    COMPANY'S AUTHORIZED COMMON STOCK FROM     ------     -------     -------
    20,000,000 SHARES TO 100,000,000 SHARES.

    THIS PROXY WILL BE VOTED FOR THE AMENDMENT OF THE CERTIFICATE AS DESCRIBED IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

                                                FOR       AGAINST     ABSTAIN
3.  AMENDMENT OF THE 1994 STOCK OPTION AND
    RESTRICTED STOCK PLAN FOR EXECUTIVE AND
    KEY EMPLOYEES OF THE COMPANY (THE "COM-
    PANY PLAN") TO INCREASE THE NUMBER OF      ------     -------     -------
    SHARES AVAILABLE FOR ISSUANCE UNDER THE
    COMPANY PLAN.

    THIS PROXY WILL BE VOTED FOR THE AMENDMENT OF THE COMPANY PLAN AS DESCRIBED IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                The undersigned revokes any prior proxy at such meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PETCO ANIMAL SUPPLIES, INC.

                PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED



(Signature(s) of stockholders)                          Dated:           , 1996
                              --------------------------      -----------

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign; when signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

- - --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE